SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) July 16, 2013

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced second quarter and first six month 2013 results through June 30, 2013.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated July 16, 2013, announcing the second quarter and first six month 2013 results through June 30, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Executive Vice President

& CFO

Date: July 16, 2013

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE SECOND QUARTER AND FIRST SIX MONTHS OF 2013

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported second quarter 2013 net income available to common shareholders of $1,018,000 or $0.05 per diluted common share.  This represented a decrease of $152,000, or $0.01 per diluted common share, from the second quarter 2012.  For the six month period ended June 30, 2013, the Company reported net income available to common shareholders of $2,022,000 or $0.11 per diluted share.  When compared to the first six months of 2012, net income available to common shareholders was down by $450,000 or 18.2% while diluted earnings per share declined by a lesser amount of $0.01 or 8.3% due to the success of the Company’s common stock repurchase program.  The following table highlights the Company’s financial performance for both the three and six month periods ended June 30, 2013 and 2012:

	Second Quarter 2013	Second Quarter 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012

Net income	$1,070,000	$1,432,000	$2,126,000	$2,997,000
Net income available to common shareholders	$1,018,000	$1,170,000	$2,022,000	$2,472,000
Diluted earnings per share	$ 0.05	$ 0.06	$ 0.11	$0.12

Glenn L. Wilson, President and Chief Executive Officer, commented on the second quarter 2013 financial results: “One of the highlights of the second quarter of 2013 was our ability to return capital to our shareholders through the reinstatement of a $0.01 per share quarterly common stock cash dividend and the completion of another common stock repurchase program.  We repurchased 384,000 shares or 2% of our common stock at an average price per share of $3.05 which is below tangible book value.  Additionally, I was also pleased that our loan portfolio grew by $34 million or 4.7% during the second quarter of 2013 with much of this growth occurring later in the quarter.  We also continued to report strong asset quality metrics consistent with our continued conservative credit discipline.  Finally, I was pleased with our good growth in non-interest income particularly within our wealth management businesses.”

The Company’s net interest income in the second quarter of 2013 increased by $100,000 or 1.3% from the prior year’s second quarter and for the first six months of 2013 increased by $84,000 when compared to the first six months of 2012.  The Company’s 2013 net interest margin of 3.54% was 10 basis points lower than the net interest margin of 3.64% for the first half of 2012.  The lower net interest margin demonstrates the impact of Federal Reserve low interest rate policies which have pressured interest revenue. The Company has been able to mitigate this net interest margin pressure and modestly increase net interest income by reducing its cost of funds and growing its earning assets, particularly loans.  Specifically, total loans have averaged $728 million in the first half of 2013, which is $60 million or 9.0% higher than the $668 million average in the first half of 2012.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts with an emphasis on generating commercial loans and owner occupied commercial real estate loans which qualify as Small Business Lending Fund (SBLF) loans, particularly through its loan production offices.  As a result of this growth in SBLF qualified loans, the Company continues to pay the lowest preferred share dividend rate of 1% available under the SBLF program.  This lower rate has saved the Company $421,000 in preferred stock dividend payments so far in 2013.  Despite this solid growth in loans, total interest revenue dropped by $680,000 between years and reflects the lower interest rate environment.  However, careful management of funding costs has allowed the Company to mitigate this drop in interest revenue during the past year.  Specifically, total interest expense for the first six months of 2013 declined by $764,000 from the same prior year period due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of its core deposit base.  Specifically, total deposits have averaged $839 million in the first half of 2013, which is $17 million or 2.1% higher than the $822 million average in the first half of 2012.

The Company recorded a $150,000 provision for loan losses in the second quarter of 2013 compared to a $500,000 negative provision recorded in the second quarter of 2012.  For the six month period in 2013, the Company recorded a negative loan loss provision of $100,000 compared to a $1,125,000 negative provision in the first six months of 2012.  There has been $1,025,000 less earnings benefit from negative loan loss provisions in 2013.  Overall, sustained improvements in asset quality evidenced by low levels of non-performing assets and classified loans has allowed the Company to continue to benefit from negative or modest loan loss provisions in 2013 while still maintaining strong coverage ratios.  At June 30, 2013, non-performing assets totaled $5.0 million or 0.67% of total loans which is comparable with the level they have operated at in five of the last six quarters.  The Company experienced modest net loan recoveries in both the second quarter of 2013 and 2012.  For the first six months of 2013, net charge-offs totaled $1.3 million or 0.37% of total loans which represents an increase from the first six months of 2012 when net charge-offs totaled $181,000 or 0.05% of total loans.  The higher net charge-offs in 2013 reflect the resolution of a $2 million problem commercial real estate loan for which the Company had previously established reserves for in 2012.  When determining the provision for loan losses, the Company considers a number of factors some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided 329% coverage of non-performing loans, and was 1.48% of total loans, at June 30, 2013, compared to 210% of non-performing loans, and 1.74% of total loans, at December 31, 2012.

The Company’s growth in non-interest revenue has also been a financial performance highlight in 2013.  Total non-interest income in the second quarter of 2013 increased by $342,000 or 9.2% from the prior year’s second quarter and for the first six months of 2013 increased by $484,000 or 6.5% when compared to the first six months of 2012.  The second quarter 2013 non-interest income increase was driven by increased revenue from our wealth management businesses and bank owned life insurance.  Specifically, trust and investment advisory fees increased by $194,000 or 10.7% due to increased assets under management which reflects both successful new business development activities and market appreciation of existing assets. Income from bank owned life insurance increased by $176,000 due to the receipt of a death claim payment. For the six month period in 2013, non-interest income also benefitted from increased revenue from residential mortgage banking activities.  Specifically, gains realized on residential mortgage loan sales into the secondary market increased by $100,000 due to increased mortgage loan production in the first half of 2013.  The higher residential mortgage loan production reflected both increased refinance and purchase activity.

Total non-interest expense in the second quarter of 2013 increased by $375,000 or 3.7% from the prior year’s second quarter and for the first six months of 2013 increased by $883,000 or 4.4% when compared to the first six months of 2012.  Salaries and employee benefits increased by $200,000 or 3.3% for the second quarter and $545,000 or 4.6% for the six month period due to higher salaries expense, incentive compensation, and pension expense.  The higher incentive compensation relates to incentives earned on the increased levels of both residential mortgage and commercial loan production.  The higher pension expense relates to the Company’s defined benefit pension plan and reflects the negative impact that the low interest rate environment is having on the discount rate used to calculate the plan liabilities.  This increasing pension cost was a key factor causing the Company to implement a soft freeze of its defined benefit pension plan to provide that non-union employees hired on or after January 1, 2013 are not eligible to participate.  Instead, such employees are eligible to participate in a qualified 401(k) plan.  Professional fees also increased by $213,000 in the second quarter and $325,000 for the six month period due largely to higher legal costs, recruitment fees, and increases in several other professional fee categories.  Finally, the Company recorded an income tax expense of $864,000 or an effective tax rate of 28.9% for the first six months of 2013 compared to an income tax expense of $1,333,000 or an effective tax rate of 30.8% for the first half of 2012. The lower income tax expense and effective rate in 2013 reflects the Company’s reduced pre-tax earnings combined with an increased amount of tax free earnings from bank owned life insurance.

ASRV had total assets of $1.025 billion, shareholders’ equity of $109 million, a book value of $4.70 per common share and a tangible book value of $4.03 per common share at June 30, 2013.  The Company continued to maintain strong capital ratios that considerably exceed the regulatory defined well capitalized status with a risk based capital ratio of 15.48%, an asset leverage ratio of 11.52% and a tangible common equity to tangible assets ratio of 7.47% at June 30, 2013.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

June 30, 2013

(In thousands, except per share and ratio data)

(Unaudited)

2013

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$2,126
Net income available to common shareholders	1,004	1,018	2,022

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.43%
Return on average equity	3.86	3.86	3.86
Net interest margin	3.59	3.50	3.54
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	0.37
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	(0.03)
Efficiency ratio	89.52	86.28	87.89

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.11
Average number of common shares outstanding	19,168	19,039	19,103
Diluted	0.05	0.05	0.11
Average number of common shares outstanding	19,257	19,128	19,192
Cash dividends declared	$0.00	$0.01	$0.01

2012

	1QTR	2QTR	YEAR
			TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,565	$1,432	$2,997
Net income available to common shareholders	1,302	1,170	2,472

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.65%	0.59%	0.62%
Return on average equity	5.60	5.19	5.40
Net interest margin	3.70	3.59	3.64
Net charge-offs (recoveries) as a percentage of average loans	0.13	(0.02)	0.05
Loan loss provision (credit) as a percentage of average loans	(0.38)	(0.30)	(0.34)
Efficiency ratio	86.17	86.34	86.25

PER COMMON SHARE:
Net income:
Basic	$0.06	$0.06	$0.12
Average number of common shares outstanding	20,679	19,584	20,132
Diluted	0.06	0.06	0.12
Average number of common shares outstanding	20,722	19,652	20,186
Cash dividends declared	$0.00	$0.00	$0.00

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2013

	1QTR	2QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084
Short-term investments/overnight funds	23,995	9,291
Investment securities	162,866	168,284
Loans and loans held for sale	717,852	751,522
Allowance for loan losses	10,960	11,145
Goodwill	12,613	12,613
Deposits	847,189	840,272
FHLB borrowings	16,000	50,292
Shareholders’ equity	111,445	109,282
Non-performing assets	4,387	5,027
Asset leverage ratio	11.58%	11.52%
Tangible common equity ratio	7.88	7.47
PER COMMON SHARE:
Book value (A)	$4.72	$4.70
Tangible book value (A)	4.06	4.03
Market value	3.13	2.74
Trust assets – fair market value (B)	$1,566,236	$1,562,366

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360
Branch locations	18	18
Common shares outstanding	19,168,188	18,784,188

2012

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$967,401	$997,102	$1,002,281	$1,000,991
Short-term investments/overnight funds	7,398	14,158	14,210	9,012
Investment securities	190,089	191,791	181,319	165,261
Loans and loans held for sale	671,328	690,815	706,624	731,741
Allowance for loan losses	13,778	13,317	12,829	12,571
Goodwill	12,613	12,613	12,613	12,613
Deposits	820,105	854,017	850,125	835,734
FHLB borrowings	6,390	3,000	12,000	28,660
Shareholders’ equity	112,270	110,810	112,311	110,468
Non-performing assets	4,801	5,077	5,372	7,224
Asset leverage ratio	11.83%	11.60%	11.45%	11.44%
Tangible common equity ratio	8.24	7.84	7.95	7.78
PER COMMON SHARE:
Book value (A)	$4.46	$4.66	$4.74	$4.67
Tangible book value (A)	3.84	4.00	4.09	4.01
Market value	2.74	2.82	2.97	3.01
Trust assets – fair market value (B)	$1,469,789	$1,447,877	$1,511,012	$1,512,387

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	353	353	355	350
Branch locations	18	18	18	18
Common shares outstanding	20,465,521	19,284,521	19,255,221	19,164,721

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2013

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$8,628	$8,590	$17,218
Interest on investments	1,074	1,037	2,111
Total Interest Income	9,702	9,627	19,329

INTEREST EXPENSE
Deposits	1,350	1,288	2,638
All borrowings	310	318	628
Total Interest Expense	1,660	1,606	3,266

NET INTEREST INCOME	8,042	8,021	16,063
Provision (credit) for loan losses	(250)	150	(100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	16,163

NON-INTEREST INCOME
Trust fees	1,667	1,779	3,446
Investment advisory fees	214	220	434
Net realized gains on investment securities	71	-	71
Net realized gains on loans held for sale	386	241	627
Service charges on deposit accounts	511	538	1,049
Bank owned life insurance	201	388	589
Other income	766	909	1,675
Total Non-Interest Income	3,816	4,075	7,891

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	12,507
Net occupancy expense	773	751	1,524
Equipment expense	455	455	910
Professional fees	1,035	1,150	2,185
FDIC deposit insurance expense	134	151	285
Other expenses	1,894	1,759	3,653
Total Non-Interest Expense	10,622	10,442	21,064

PRETAX INCOME	1,486	1,504	2,990
Income tax expense	430	434	864
NET INCOME	1,056	1,070	2,126
Preferred stock dividends	52	52	104
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$2,022

2012

	1QTR	2QTR	YEAR
INTEREST INCOME			TO DATE
Interest and fees on loans	$8,729	$8,552	$17,281
Interest on investments	1,395	1,333	2,728
Total Interest Income	10,124	9,885	20,009

INTEREST EXPENSE
Deposits	1,762	1,668	3,430
All borrowings	304	296	600
Total Interest Expense	2,066	1,964	4,030

NET INTEREST INCOME	8,058	7,921	15,979
Provision (credit) for loan losses	(625)	(500)	(1,125)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,683	8,421	17,104

NON-INTEREST INCOME
Trust fees	1,697	1,628	3,325
Investment advisory fees	193	177	370
Net realized gains on investment securities	-	12	12
Net realized gains on loans held for sale	276	251	527
Service charges on deposit accounts	535	517	1,052
Bank owned life insurance	215	212	427
Other income	758	936	1,694
Total Non-Interest Income	3,674	3,733	7,407

NON-INTEREST EXPENSE
Salaries and employee benefits	5,986	5,976	11,962
Net occupancy expense	729	702	1,431
Equipment expense	451	473	924
Professional fees	923	937	1,860
FDIC deposit insurance expense	129	114	243
Other expenses	1,896	1,865	3,761
Total Non-Interest Expense	10,114	10,067	20,181

PRETAX INCOME	2,243	2,087	4,330
Income tax expense	678	655	1,333
NET INCOME	1,565	1,432	2,997
Preferred stock dividends	263	262	525
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,302	$1,170	$2,472

AMERISERV FINANCIAL, INC.

Nasdaq: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2013

2012

	2QTR	SIX	2QTR	SIX
Interest earning assets:		MONTHS		MONTHS
Loans and loans held for sale, net of unearned income	$728,189	$727,846	$669,307	$667,941
Deposits with banks	9,511	8,324	7,359	10,691
Short-term investment in money market funds	5,702	5,057	13,775	4,473
Total investment securities	169,482	166,559	189,934	192,255
Total interest earning assets	912,884	907,786	880,375	875,360

Non-interest earning assets:
Cash and due from banks	16,470	16,845	16,072	16,618
Premises and equipment	12,799	12,475	10,928	10,877
Other assets	75,924	78,961	81,557	81,929
Allowance for loan losses	(10,989)	(11,768)	(13,839)	(14,162)

Total assets	$1,007,088	$1,004,299	$975,093	$970,622

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$74,721	$68,850	$59,441	$57,894
Savings	88,919	88,058	85,406	84,541
Money market	208,050	210,626	206,443	204,300
Other time	309,318	311,667	334,128	330,904
Total interest bearing deposits	681,008	679,201	685,418	677,639
Borrowings:
Federal funds purchased and other short-term borrowings	12,067	9,966	440	2,337
Advances from Federal Home Loan Bank	16,000	15,774	4,140	6,316
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	722,160	718,026	703,083	699,377

Non-interest bearing liabilities:
Demand deposits	160,773	159,512	145,738	143,922
Other liabilities	12,860	15,634	15,375	15,721
Shareholders’ equity	111,295	111,127	110,897	111,602
Total liabilities and shareholders’ equity	$1,007,088	$1,004,299	$975,093	$970,622